                                                                  EXHIBIT 10.107

                                 AMENDMENT NO. 7

                  AMENDMENT NO. 7 dated as of April 19, 2002 (the "Amendment") to the Amended and Restated Credit Agreement dated as of September 8, 1999 (as amended, the "Credit Agreement"), among Williams Communications, LLC, as Borrower (the "Borrower"), Williams Communications Group, Inc., as Guarantor ("Holdings"), the lenders party thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as Syndication Agent, Salomon Smith Barney Inc. and Lehman Brothers, Inc., as Joint Lead Arrangers and Joint Bookrunners with respect to the Incremental Facility referred to therein, and Salomon Smith Barney Inc., Lehman Brothers, Inc. and Merrill Lynch & Co., as Co-Documentation Agents.

                             INTRODUCTORY STATEMENT


                  All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Credit Agreement.

                  The Borrower and Holdings have requested that the Lenders agree to amend the Credit Agreement as hereinafter set forth.

                  Subject to the terms and conditions hereof, the Lenders are willing to agree to such amendment, but only upon the terms and conditions set forth herein.

                  In consideration of the mutual agreements contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Amendments to the Credit Agreement.

                  (A) The definition of "Applicable Margin" appearing in Section
1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                      "'Applicable Margin' means, for any day, with respect to any Term Loan, Incremental Tranche A Loan or Revolving Loan, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "ABR Spread", as the case may be:

                                                         Eurodollar Spread           ABR Spread
                                                         -----------------           ----------
                          Prior to July 1, 2004                 4.50%                   3.50%

                          On or after July 1, 2004              5.50%                   4.50%

                  (B) The definition of "Existing International Joint Ventures" appearing in Section 1.01 of the Credit Agreement is hereby amended to include the following text immediately after the word "Limited" in the first line thereof: ", Silica Networks, S.A."

                  (C) The definition of "Loan Documents" appearing in Section
1.01 of the Credit Agreement is hereby amended: (i) by deleting the word "and" appearing immediately before the words "the Collateral Documents" and inserting a comma in lieu thereof; and (ii) by adding the phrase "and any other document, agreement or instrument executed in connection with this Agreement or any other Loan Document, that is hereafter designated as a 'Loan Document' pursuant to the terms thereof" at the end of such definition immediately after the parenthetical phrase "(if any)" appearing therein.

                  (D) The definition of "Material Adverse Effect" appearing in
Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                      "'Material Adverse Effect' means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Holdings and its Subsidiaries taken as a whole, or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the rights of, or benefits available to, the Administrative Agent or the Lenders under any Loan Document, or (d) the Liens granted to the Administrative Agent with respect to a material portion of the Collateral; provided, that a material adverse effect shall not be deemed to have occurred solely on account of those events which customarily occur leading up to and following the commencement of a Holdings Bankruptcy Case."

                  (E) Clause (a) of the definition of "Prepayment Event" appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the words "clauses (a) through (d) and (f) through (i) of Section 6.05" and inserting the words "clauses (a) through (d), (f) through (i) and clause (k) of
Section 6.05" in lieu thereof.

                  (F) The definition of "Qualifying Borrower Indebtedness" appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

                  (G) The definition of "Revolving Commitment" appearing in
Section 1.01 of the Credit Agreement is hereby amended by inserting the parenthetical phrase "(subject to the provisions of Section 2.21 hereof)" after the words "Swingline Loans hereunder" appearing therein.

                  (H) The definition of "Senior Debt" appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting in its entirety, the parenthetical phrase "(other than Qualifying Borrower Indebtedness permitted under Section 6.01(p))" appearing in the first and second lines of such definition.

                  (I) The following definitions are hereby added to Section 1.01 of the Credit agreement in their correct alphabetical sequence:

                               "'Bankruptcy Code' means the Bankruptcy Reform
                      Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. Section 101 et seq.

                               'Budget' has the meaning assigned to such term in
                      Section 5.19 hereof.

                               'Business Plan' means that certain Business Plan
                      dated March 2002, and delivered by the Borrower to PWC on March 11, 2002.


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


                               'Cash Collateral Order' has the meaning assigned
                      to such term in the Lock Up Agreement.

                               'CERP Trust' means that certain trust established
                      by the Borrower prior to April 19, 2002, into which approximately $30,000,000 was deposited or transferred by the Borrower to fund or pay claims, expenses or other amounts to senior executives of the Borrower in connection with or pursuant to the Critical Executive Retention Program (and the residual interest in which is retained by the Borrower).

                               'Critical Executive Retention Program' means that
                      certain program established by the Borrower for the retention, stay, severance or similar employee benefit for or related to the senior executives of the Borrower.

                               'CGA' means CG Austria, Inc. (formerly known as
                      Williams Global Communications, Inc.)

                               'Existing Sale Leaseback Transactions' means the
                      transactions described in the Transaction Documents (as defined in that certain Intercreditor Agreement dated as of September 13, 2001 by and among Williams Headquarters Building Company (the "Headquarters Lessor"), Williams Technology Center, LLC (the "Headquarters Lessee"), Williams Communications Aircraft, LLC (the "Aircraft Lessor"), the Borrower, The Williams Companies, Inc., the Administrative Agent and the Co-Arrangers (as defined therein)), including, but not limited to (i) the Master Lease Agreement dated as of September 13, 2001, among the Headquarters Lessor, the Headquarters Lessee, the Borrower and Holdings, (ii) the Agreement of Purchase and Sale dated as of September 13, 2001, among the Headquarters Lessee, as seller, the Headquarters Lessor, as purchaser, and the Borrower, as guarantor, (iii) two (2) Aircraft Dry Leases numbered N358WC and N359WC, each dated as of September 13, 2001, among the Aircraft Lessor and the Borrower, as lessee, and (iii) the Guaranty dated as of September 13, 2001 of the Borrower in favor of the Headquarters Lessor.

                               'Holdings Bankruptcy Case' means a case commenced
                      in the United States Bankruptcy Court by Holdings and CGA under Chapter 11 of the Bankruptcy Code.

                               'Lock Up Agreement' means the Agreement dated as
                      of April 19, 2002, among Holdings, CGA and the Borrower on behalf of themselves and certain of their direct and indirect subsidiaries, the Lenders party thereto and the members of the Informal Noteholders Committee (as defined therein).

                               'Non-Core Assets' means those assets listed on
                      Schedule 6.05(k) hereto.

                               'Permitted Basket' has the meaning assigned to
                      such term in Section 6.21(d) hereof.


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


                               'Permitted Deviation' has the meaning assigned to
                      such term in Section 5.19 hereof.

                               'Plan of Reorganization' means the Plan as that
                      term is defined in the Lock Up Agreement.

                               'PWC' means PricewaterhouseCoopers, LLP and its
                      successors.

                               'Targeted Line-Items' has the meaning assigned to
                      such term in Section 5.19 hereof.

                               'United States Bankruptcy Court' means the United
                      States Bankruptcy Court of the Southern District of New York or such other bankruptcy court with proper jurisdiction."

                  (J) The first sentence of Section 2.01 of the Credit Agreement is hereby amended by inserting the parenthetical phrase "(including, without limitation, Section 2.21 hereof)" immediately after the words "Subject to the terms and conditions set forth herein" appearing at the beginning of such sentence.

                  (K) The first sentence of Section 2.04(a) of the Credit Agreement is hereby amended by inserting the parenthetical phrase "(including, without limitation, Section 2.21 hereof)" immediately after the words "Subject to the terms and conditions set forth herein" appearing at the beginning of such sentence.

                  (L) The first sentence of Section 2.05(a) of the Credit Agreement is hereby amended by inserting the parenthetical phrase "(including, without limitation, Section 2.21 hereof)" immediately after the words "Subject to the terms and conditions set forth herein" appearing at the beginning of such sentence.

                  (M) The third sentence of Section 2.05(b) of the Credit Agreement is hereby amended (i) by changing the first word of such sentence to a lower case "a"; and (ii) by inserting the words "Subject to the provisions of
Section 2.21 hereof," at the beginning of such sentence.

                  (N) The proviso appearing in Section 2.05(e) of the Credit Agreement is hereby amended by inserting the words "and subject to the provisions of Section 2.21 hereof" immediately after the words "subject to the conditions to borrowing set forth herein" appearing in such proviso.

                  (O) The first sentence of Section 2.10(e) of the Credit Agreement is hereby amended by adding the following text at the beginning thereof: "Except as otherwise provided in Section 3(B) of Amendment No. 7 dated as of April 19, 2002, to this Agreement, or Section 7(s) hereof".

                  (P) Section 2.13(a) of the Credit Agreement is hereby amended by deleting the following text in the fourth, fifth and sixth lines thereof:

                      "and, if applicable to any loan (other than an Incremental Term Loan), the Leverage Premium (each as set forth in the Applicable Margin)"

                  (Q) Section 2.13(b) of the Credit Agreement is hereby amended by deleting the following text in the fourth, fifth and sixth lines thereof:

                      "and, if applicable to any loan (other than an Incremental Term Loan), the Leverage Premium (each as set forth in the Applicable Margin)"

                  (R) Article 2 of the Credit Agreement is hereby amended by adding the following new Section at the end thereof:

                      "Section 2.21. Limitations on Borrowing and Letters of Credit. Notwithstanding anything to the contrary in any Loan Document, (a) the Borrower shall not request, and the Revolving Lenders shall neither make nor have any obligation to make, any Revolving Loans; (b) the Borrower shall not request, and the Swingline Lenders shall neither make nor have any obligation to make, any Swingline Loans; and (c) the Borrower shall not request that a Letter of Credit be issued, amended, renewed or extended, and an Issuing Bank shall neither make nor have any obligation to issue, amend, renew or extend any Letter of Credit, if after giving effect to such issuance, amendment, renewal or extension, the LC Exposure would exceed an amount equal to (i) $45,000,000 minus, (ii) the aggregate amount of cash deposits or pledges made by the Loan Parties to third parties. It is hereby understood and agreed that (x) any issuance, amendment, renewal or extension of a Letter of Credit shall be subject to all the terms and conditions set forth in this Agreement, (y) each Letter of Credit to be issued shall be cash collateralized in the manner set forth in Section 2.05(j) hereof as a condition precedent to the issuance thereof and (z) notwithstanding anything to the contrary in Section 2.05(d) or Section 2.05(e) hereof, if the Borrower fails to reimburse any LC Disbursement on the date when due in accordance with
                      Section 2.05(e), the Administrative Agent shall first apply such cash collateral in an amount sufficient to satisfy such reimbursement obligation."

                  (S) Section 3.04(e) of the Credit Agreement is hereby deleted in its entirety.

                  (T) Clause (i) of Section 3.06(a) of the Credit Agreement is hereby amended by deleting the parenthetical phrase appearing therein and inserting the following parenthetical phrase in lieu thereof:

                      "(other than the Disclosed Matters and the Holdings Bankruptcy Case)"

                  (U) The second sentence of Section 3.07 of the Credit Agreement is hereby deleted in its entirety.

                  (V) Section 3.15 of the Credit Agreement is hereby deleted in its entirety.

                  (W) Section 4.02 of the Credit Agreement is hereby amended by adding the following new clause (c) immediately after clause (b) appearing therein:

                               "(c) with respect to the issuance, amendment,
                      renewal or extension of any Letter of Credit, such Letter of Credit shall be cash collateralized in the manner set forth in Section 2.05(j) hereof."

                  (X) The introductory language of Section 5.01 of the Credit Agreement is hereby amended by adding the parenthetical phrase "(except as otherwise explicitly provided in this Section 5.01)" immediately after the words "each Lender" and immediately before the colon appearing therein.

                  (Y) Clause (ii) of Section 5.01(a) of the Credit Agreement is hereby amended by inserting the following text to the second parenthetical appearing in such clause immediately after the words "without a 'going concern' or like qualifications":

                      "(except with respect to the report on the financial statements for the fiscal year ending December 31, 2001)"

                  (Z) Clause (ii) of Section 5.01(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                      "[intentionally deleted]"

                  (AA) Section 5.01(e) of the Credit Agreement is hereby amended by inserting the words "(other than fiscal year 2002)" after the words "120 days after the commencement of each fiscal year."

                  (BB) Section 5.01 of the Credit Agreement is hereby amended by adding the following new subsections at the end thereof:

                       "(h) furnish to the Administrative Agent and PWC (i) no later than the tenth Business Day of each month, a written report as of the end of the immediately preceding month, detailing all uses of cash by each Unrestricted Subsidiary, (ii) not later than the fifteenth Business Day of each month, copies of all current bank statements relating to any account or instruments maintained or owned by any Unrestricted Subsidiary, and (iii) such other information with respect to any Unrestricted Subsidiary as any of the Agents or Credit Lyonnais New York Branch shall reasonably request;

                       (i) furnish to the Administrative Agent and PWC, for each calendar week commencing on or after April 15, 2002, no later than the fourth Business Day of such calendar week,
                       (i) a cash flow projection covering a period beginning with such calendar week through and including the calendar week that is nine (9) weeks after the next scheduled Re-Forecast Date (as such term is defined below); (ii) a comparison of actual cash flows to the projected cash flows and a variance analysis for the calendar week ended immediately prior to such calendar week; (iii) a true and complete list of all cash deposits or pledges made by the Loan Parties to third parties;
                       (iv) a true and complete list of all Deposit Accounts and Securities Accounts (such terms are being used herein as defined in the Security Agreement) or other similar accounts or instruments held by any Loan Party and including the following information: the correct legal name of the institution where such account is maintained, the Loan Party in whose name the account is maintained, the account number and the balance (which may not include interest income) as of the end of the immediately preceding calendar week and including a representation and warranty that to the extent required by the Loan Documents, all such Deposit Accounts, Securities Accounts, other accounts and instruments have been pledged to the Administrative Agent (for the benefit of itself and the Secured Parties (as defined in the Security Agreement)) (all of the foregoing information shall, in each case, be in form and substance reasonably satisfactory to the Administrative Agent and PWC); and (v) a statement, certified by a Financial Officer of the Borrower, setting forth the amount of the aggregate cash balances in all Controlled Deposit Accounts (as such term is defined in the Security Agreement) with the Lenders; provided, that for any calendar week after the commencement of a Holdings Bankruptcy Case, in addition to the information set forth in clauses (i) and (ii) above, the following shall be furnished (all in form and substance reasonably satisfactory to the Administrative Agent and PWC): (X) weekly reports of receipts, disbursements, and cash flow projections and (Y) a reconciliation of actual expenditures and disbursements with those set forth in the Budget, on a line-by-line basis showing any variance to the proposed corresponding line item of the Budget. As used herein the term "Re-Forecast Date" shall mean April 25, 2002, and each Thursday thereafter occurring in intervals of four (4) weeks;

                       (j) furnish to the Administrative Agent and PWC, within fifteen (15) Business Days after the end of each calendar month, a copy of the summary of monthly consolidated financial information for Holdings and its Subsidiaries in the form presented to Holdings' management (which information is subject to normal quarterly and year-end adjustment); and

                       (k) furnish to the Administrative Agent and PWC (i) on the last Business Day of each month (beginning April
                       2002), a certificate of a Financial Officer, which certificate shall be in a form reasonably satisfactory to the Administrative Agent and shall include a statement as to the aggregate amount of sales or other dispositions of Non-Core Assets that the Borrower and its Restricted Subsidiaries have made since March 31, 2002, and (ii) such additional information with respect to any permitted Non-Core Asset sale or disposition or proposed permitted Non-Core Asset sale or disposition as the Administrative Agent shall reasonably request."

                  (CC) Section 5.04 of the Credit Agreement is hereby amended by inserting the following new clause (e) immediately after clause (d) appearing in clause (i) of such Section:

                       "and (e) solely with respect to Indebtedness and other obligations of Holdings or CGA, such Indebtedness or other obligations are subject to, and will be resolved or discharged, in a Holdings Bankruptcy Case,"

                  (DD) Section 5.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

                       "SECTION 5.15. Bank Accounts. Holdings and the Borrower
                       (a) will maintain Holdings' and each Restricted Subsidiary's principal concentration accounts with one or more Lenders; and (b) will not establish or take any action to establish, and will not permit any Restricted Subsidiary to establish or take any action to establish, any new Deposit Account, Securities Account (as such terms are defined in the Security Agreement) or other similar account or instruments, without the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its reasonable discretion and provided in all cases, before any funds are deposited or transferred into any such account or before any instrument is created, such account or instrument, as applicable, shall be subject to a Control Agreement (as such term is defined in the Security Agreement)."

                  (EE) Sections 5.17 and 5.18 of the Credit Agreement are hereby amended in their entirety to read as follows: "[Intentionally deleted.]"

                  (FF) Article 5 of the Credit Agreement is hereby amended by adding the following new Sections at the end thereof:

                       "Section 5.19. Operations and Use of Cash. (a) The Borrower will, and will cause its subsidiaries (other than Unrestricted Subsidiaries or Foreign Subsidiaries) to, fund their business and operations in accordance with, and use their cash solely and exclusively for the disbursements set forth in the Business Plan, which will be extrapolated into monthly reporting for April 2002 through December 2002 (the "Budget"). The Budget will be submitted to the Lenders no later than April 22, 2002 and will look in form substantially similar to the summary pages of the Business Plan. Such Budget may be modified from time to time by Holdings and the Borrower with the prior written consent of the Required Lenders. The Borrower and the Restricted Subsidiaries are and shall be authorized to use cash exclusively for the purposes of and to the extent set forth in the Budget. The expenditures authorized in the Budget shall be adhered to, with the targeted line items listed below (the "Targeted Line-Items") being tested monthly on a Targeted Line Item basis. Unused amounts shall carry forward to successive months on a Targeted Line Item basis, with no carry-over surplus to any other Targeted Line Item or to a subsequent budget covering periods, if any, except to the extent agreed to in writing by the Required Lenders in their sole discretion. The deviation (the "Permitted Deviation") for each of the following Targeted Line-Items shall not exceed, in any month, the greater of the percentage or the dollar amount set forth next to each such line-item: (i) Network EBITDA (20%; $3,000,000);
                       (ii) Broadband Media EBITDA (20%; $1,000,000); (iii) the aggregate sum of Severance, Professional Fees and Retention Bonuses (excluding, for purposes of calculating the Permitted Deviation, the professional fees and expenses of the Lenders) (10%; $500,000); and (iv) Capital Expenditures (10%; $500,000). Each month, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, a fee, if any, equal to the product of (x) .05% of the aggregate sum of all outstanding Loans and LC Exposure and (y) the number of Targeted Line-Items that exceed their respective Permitted Deviations in any given month minus 1. Such fee shall be distributed to the Lenders on a pro rata basis in accordance with each such Lender's aggregate amount of outstanding Revolving Exposure, Term Loans and Incremental Term Loans.

                       (b) Holdings will use its cash strictly in accordance with the Cash Collateral Order and will not make any disbursements other than in accordance with the Cash Collateral Order and the budget attached thereto.

                       Section 5.20. High Yield Notes. The Borrower and Holdings shall not retire, or permit to be retired or otherwise transferred, any of the High Yield Notes held by any Unrestricted Subsidiary, including, without limitation, CG Investment Company, LLC."

                  (GG) Section 6.01(d) of the Credit Agreement is hereby amended in its entirety to read as follows: "[Intentionally deleted];"

                  (HH) Section 6.01(p) of the Credit Agreement shall be amended in its entirety to read as follows:

                       "(p) intercompany Indebtedness of the Borrower to Holdings in an aggregate amount not exceeding $75,000,000, as evidenced by that certain Promissory Note dated November 1, 1999 from the Borrower and payable to Holdings; provided, such note remains pledged by Holdings to the Administrative Agent on a first priority basis;"

                  (II) The proviso at the end of Section 6.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                       "provided that, notwithstanding anything in this Agreement to the contrary, (i) the Borrower and the other Restricted Subsidiaries may not Guarantee any Indebtedness of Holdings under (A) the High Yield Notes or (B) any Qualifying Holdings Debt and (ii) Holdings will not create, incur or assume any new Indebtedness."

                  (JJ) Section 6.02(a)(iii) of the Credit Agreement is hereby amended in its entirety to read as follows "[Intentionally deleted];"

                  (KK) Section 6.02(a) of the Credit Agreement is hereby amended by adding the following new clause (xi) at the end thereof:

                       "(xi) Liens in connection with the Existing Sale Leaseback Transaction which Liens are in existence on the effective date of Amendment No. 7 dated as of April 19, 2002 to this Agreement."

                  (LL) Section 6.02(a) of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof immediately after new clause (xi) being added to Section 6.02(a) in Paragraph (KK) of this Amendment:

                       "Notwithstanding the foregoing and anything to the contrary contained herein, Holdings and the Borrower will not permit the amount of cash deposits or pledges made by the Loan Parties to third parties to exceed $30,000,000 in the aggregate at any time."

                  (MM) Section 6.03(c) of the Credit Agreement is hereby amended by (i) deleting in its entirety clause (vi) appearing in the first sentence of such Section, (ii) deleting the word "and" appearing immediately before such clause (vi), and (iii) deleting the words "Qualifying Borrower Indebtedness" appearing in the second sentence of such Section.

                  (NN) Section 6.04(g) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

                       "; provided, however, that no acquisitions shall be permitted to be made pursuant to this Section 6.04(g) after March 29, 2002."

                  (OO) Section 6.04(j) of the Credit Agreement is hereby amended in its entirety to read as follows:

                       "(j) (i) for any period prior to April 22, 2002, subject to the proviso to this Section 6.04, Investments in the Telecommunications Business, and (ii) on and after April 22, 2002, Investments in the Telecommunications Business, provided that (X) the aggregate amount of all Investments made pursuant to this clause (ii) shall not exceed $5,000,000, (Y) all such Investments shall be in the ordinary course of business and (Z) all such Investments shall not constitute the purchase or other acquisition of any other Person or the assets of any other Person constituting a business unit."

                  (PP) Sections 6.04(l), 6.04(m), 6.04(s) and 6.04(v) of the
Credit Agreement are each hereby amended in their entirety to read as follows:

                       "[Intentionally deleted]; and"

                  (QQ) The proviso at the end of Section 6.04 of the Credit Agreement is hereby amended by inserting "(1)"immediately after the words "provided that" and inserting the following text at the end thereof:

                       "; (2) notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no investments (including, without limitation, loans or guarantees of obligations) shall be permitted to be made in, to or for the benefit of any Foreign Subsidiaries except for (A) investments not exceeding $12,000,000 in the aggregate made by the Loan Parties in PowerTel Limited, Silica Networks, S.A. and/or Manquehue Net, S.A. from and after October 19, 2001, provided that such investments are expressly permitted by Section 6.04(k) above, and (B) investments in Foreign Subsidiaries in an aggregate amount not exceeding $5,000,000 for the period from December 21, 2001 and thereafter so long as such Investments are made solely to fund expenses which have been incurred or are to be incurred by the Foreign Subsidiaries in the ordinary course of their businesses and which expenses are in accordance with the Budget and the Business Plan; and (3) notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no investments (including, without limitation, loans or guarantees of obligations) shall be permitted to be made by the Restricted Subsidiaries or other Subsidiaries in, to or for the benefit of Holdings or CGA.)"

                  (RR) Section 6.05 of the Credit Agreement is hereby amended by adding the following new subsection (k), immediately after subsection (j) appearing therein:

                       "(k) sales, transfers and dispositions of Non-Core Assets; provided that (i) the sale price of each such asset sold or disposed of (or the asset(s) being received in exchange therefor) shall not be less than the fair value of such asset at the time of sale or disposition thereof (and, if the sale price thereof is equal to or greater than $10,000,000 in a single transaction or a series of related transactions, then the fair value of such asset shall be determined in good faith and approved by the Board of Directors of the Borrower); (ii) prior to, or concurrently with, each such sale or disposition for which the sale price (or the asset(s) being received in exchange therefor) is equal to or greater than $10,000,000, the Borrower shall deliver to the Agents a certificate of an Authorized Officer of the Borrower setting forth the fair value at the time of sale or disposition of the asset being sold or disposed of as determined by the Board of Directors of the Borrower, together with the material reviewed by the Board of Directors of the Borrower in connection with making such determination; (iii) the purchase price of any asset sold or disposed of pursuant to this Section 6.05(k) shall be payable in cash on the date of such sale or disposition or the Borrower or a Restricted Subsidiary shall receive asset(s) of equal value to be used in the regular course of its business in exchange for the asset disposed of;
                       (iv) if such sale or disposition is to an Affiliate, it shall be made in compliance with Section 6.09 hereof and
                       (v) the Net Proceeds received (if any) shall be deposited in a Deposit Account that is with a Lender and that is subject to a Lien in favor of the Administrative Agent (and such Net Proceeds shall only be used in accordance with Section 5.19 hereof). The applicable Loan Party shall deliver to the Administrative Agent and PWC, no less than five (5) Business Days prior to the date of any expected sale or other disposition permitted under this
                       Section 6.05(k) in which the sales price is equal to or greater than $10,000,000, written notice of the identity of the purchaser or transferee, the expected date of the closing of such sale or other disposition, the expected date of receipt by the applicable Loan Party of the Net Proceeds with respect thereto (or the asset(s) being received, if applicable), the principal terms of the sale or disposition and such other information as any of the Administrative Agent or PWC may reasonably request (which notice shall also contain a statement that the sale price (or the fair value of the asset(s) being received, if applicable) is greater than or equal to the fair value of the asset being sold or disposed of);"

                  (SS) Clause (i) appearing in Section 6.06 of the Credit Agreement is hereby amended in its entirety to read as follows: "[Intentionally deleted]; and"

                  (TT) Section 6.07(a) of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof;

                       "Notwithstanding the foregoing, the Borrower will not, and will not permit any other Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment to, or for the benefit of, Holdings, or enter into any transaction the economic effect of which is substantially similar to a Restricted Payment to, or for the benefit of, Holdings or CGA."

                  (UU) Section 6.07(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                       "(b) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to make, directly or indirectly, any prepayment or other voluntary payment or distribution (whether in cash, securities or other property) in respect of (i) any Indebtedness (other than the Obligations) or (ii) the Existing Sale Leaseback Transaction or (iii) the $125 million account payable from Holdings to The Williams Companies, Inc. (collectively, "Specified Indebtedness") or any prepayment or other voluntary payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness (or enter into any transaction the economic effect of which is substantially similar to any of the foregoing), except, (X) the Borrower and the Restricted Subsidiaries shall be permitted to make payments of regularly scheduled principal and interest as and when due in respect of any Specified Indebtedness; provided, no Default or Event of Default has occurred and is continuing or would result therefrom and provided, further, that such payment is being made in accordance with the Budget and (Y) the Borrower shall be permitted to pay an aggregate amount of $25,000,000 to Holdings in repayment of intercompany Indebtedness evidenced by that certain Promissory Note dated November 1, 1999 from the Borrower and payable to Holdings."

                  (VV) Section 6.07 of the Credit Agreement is hereby amended by adding the following new subsection (c) at the end thereof:

                       "(c) It is hereby agreed by the parties hereto that, each of Holdings and the Borrower shall not, and shall not permit any Unrestricted Subsidiary or any other Subsidiary to:

                       (i) directly or indirectly redeem, purchase or otherwise acquire any notes or other indebtedness issued by Holdings, the Borrower or any of their subsidiaries or Affiliates, or

                       (ii) directly or indirectly pay any cash dividends in respect of, or redeem, purchase or otherwise acquire, any Equity Interests of Holdings, the Borrower or any of their subsidiaries or Affiliates, or

                       (iii) accept as payment on any account receivable or other obligation, any notes, indebtedness or Equity Interest issued by Holdings, the Borrower or any of their subsidiaries or Affiliates;

                       provided, however, that (X) Holdings, with the prior written consent of the Required Lenders or in connection with the Plan of Reorganization, may issue equity securities of Holdings in exchange or substitution for outstanding debt securities issued by and against Holdings or the Borrower and (Y) the Borrower may enter into transactions with a Restricted Subsidiary and a Restricted Subsidiary may enter into transactions with another Restricted Subsidiary in each case in accordance with past practices and provided that such transactions are expressly permitted by Sections 6.01 and 6.04 hereof."

                  (WW) Section 6.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

                       "SECTION 6.13. Amendment of Material Documents. Holdings will not (except pursuant to the Plan of Reorganization), the Borrower will not, and Holdings and the Borrower will not permit any other Restricted Subsidiary to, without the prior written consent of the Required Lenders, consent to any amendment, modification, supplement or waiver of (a) its certificate of incorporation, by-laws or other organizational documents (except for the filing of a Certificate of Designation with the Secretary of State of Delaware relating to the issuance of preferred securities that are Qualifying Equity Interests of such Person, to the extent provided for in its certificate of incorporation, by-laws or other organizational documents), (b) any agreements governing any Indebtedness (other than the Loan Documents), or the Existing Sale Leaseback Transaction or (c) any agreement set forth on
                       Schedule 6.13 hereto in each of the foregoing cases if such amendment, modification or waiver could reasonably be expected to have (i) an adverse effect on the ability of any Loan Party to perform any of its obligations under any Loan Document or any of the rights of, or benefits available to, the Lenders under any Loan Document or (ii) a Material Adverse Effect."

                  (XX) Section 6.08 and Sections 6.15 through 6.19 of the Credit Agreement are hereby amended in their entirety to read as follows:

                       "[Intentionally deleted]"

                  (YY) Article 6 of the Credit Agreement is hereby amended by adding the following new Sections to the end thereof:

                       "SECTION 6.21. Covenant Relating to Unrestricted Subsidiaries. Except as otherwise agreed to in writing by the Required Lenders, each of Holdings, and the Borrower agrees as follows:

                       (a) it shall not make, and will not permit any Subsidiary to make, any investment (including, without limitation, loans) in any Unrestricted Subsidiaries,

                       (b) it shall cause the Unrestricted Subsidiaries to maintain at all times, all Unrestricted Subsidiaries' cash and cash equivalents in separate identifiable securities or deposit accounts and shall not permit any such cash or cash equivalents to be commingled with any funds or other assets of any Loan Party,

                       (c) it shall not permit any Unrestricted Subsidiary to purchase, acquire or otherwise hold any Investment, other than existing Investments listed on Schedule
                             6.21 hereto and Investments in cash and cash equivalents, subject to and in accordance with the terms hereof; and it shall not permit any Unrestricted Subsidiary to incur, create, assume or suffer to exist any Indebtedness, other than existing Indebtedness listed on Schedule 6.21 hereto, and

                       (d) it shall not permit the Unrestricted Subsidiaries to hold at any time an aggregate amount in excess of $5,000,000 of cash and cash equivalents (the "Permitted Basket"); it being understood that (w) there shall not be a default under this provision so long as any amounts in excess of such $5,000,000 limit are remitted to the Borrower in compliance with the provisions of this Section set forth below; (x) the Permitted Basket shall not include any additional investment in any Unrestricted Subsidiary by Holdings, the Borrower or any other Loan Party; (y) nothing herein shall prevent the Unrestricted Subsidiaries from liquidating any existing Investments held by them, and any net loss from the liquidation of such Investments shall be charged against the Permitted Basket; and (z) the Permitted Basket is to be used by the Unrestricted Subsidiaries for their operations and any cash, cash equivalents and proceeds of investments received after the date hereof shall be remitted to the Borrower pursuant to the provisions set forth below.

                             In the event that either (1) the aggregate amount of cash and cash equivalents held by the Unrestricted Subsidiaries exceeds $5,000,000 minus the amount of any net loss charged against the Permitted Basket pursuant to paragraph (d) above, or (2) any interest payment is made by Holdings and/or the Borrower to an Unrestricted Subsidiary that has purchased or otherwise holds indebtedness issued by Holdings and/or the Borrower, or (c) any amount is required to be remitted to the Borrower pursuant to the paragraphs set forth above, then Holdings and/or the Borrower (as applicable) shall, within two (2) Business Days of any such event (x) cause Unrestricted Subsidiaries to remit to the Borrower cash in the amount necessary so that the aggregate amount of cash and cash equivalents held by the Unrestricted Subsidiaries does not exceed $5,000,000 minus the amount of any net loss charged against the Permitted Basket pursuant to paragraph
                             (d) above and/or (y) cause the applicable
                             Unrestricted Subsidiary to remit to the Borrower any such interest payment received by such Unrestricted Subsidiary or other amount required to be remitted to the Borrower. All cash received by the Borrower pursuant to the immediately preceding sentence shall be deposited by the Borrower in one or more Controlled Deposit Accounts (as such term is defined in the Security Agreement).

                       Section 6.22. Minimum Cash Balance. The Borrower shall not permit the amount of the aggregate cash balances in all Controlled Deposit Accounts (as such term is defined in the Security Agreement) with the Lenders plus the aggregate amount of cash collateral held by the Administrative Agent to cash collateralize Letters of Credit, to be less than (i) $350,000,000 at any time on or prior to June 30, 2002, and (ii) $200,000,000 at any time after June 30, 2002.

                       Section 6.23. CERP Trust.

                       (a) The Borrower shall, within five (5) Business Days following the effective date of Amendment No. 7 to the Credit Agreement, furnish to the Administrative Agent, a copy of (i) all agreements and other documents related to the Critical Executive Retention Program, including, without limitation, all employment agreements for employees eligible under the Critical Executive Retention Program; and (ii) all documentation related to the CERP Trust.

                       (b) The Borrower hereby agrees to negotiate in good faith with the Administrative Agent (on behalf of the Required Lenders) to reach an agreement with respect to the CERP, including, without limitation, an agreement as to the amount, timing, conditions precedent and covered individuals, for any payments permitted to be made from the CERP Trust. The Borrower hereby agrees that it shall not pay or cause to be paid any amounts from the CERP Trust to any Person prior to the effective date of the Plan of Reorganization except as otherwise agreed in connection with the foregoing negotiations. "

                  (ZZ) Section 7.01(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "(d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.03 (with respect to the existence of Holdings or the Borrower), 5.10, 5.11A, 5.11B, 5.13, 5.15, 5.20 or in Article 6 and such failure shall continue unremedied for a period of three (3) Business Days after the earlier to occur of (x) a Loan Party receives notice thereof or (y) an officer of a Loan Party obtains knowledge of such failure;"

                  (AAA) Section 7.01(g) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

                        "; and provided, further, that notwithstanding the foregoing, there shall not be an Event of Default under this Section 7.01(g), solely by reason of an event of default under the Existing Sale Leaseback Transaction arising solely because of the Holdings Bankruptcy Case, until two (2) Business Days after the commencement of any enforcement action or the exercise of any other remedies (other than the sending of a demand letter or notice of termination) against the Borrower or Williams Technology Center, LLC in respect of the Existing Sale Leaseback Transaction (in which case there will be an Event of Default hereunder on such second Business Day)."

                  (BBB) Article 7 of the Credit Agreement is hereby amended by inserting the following new subsections immediately after subsection (p) appearing therein:

                        "(q) any Holdings Bankruptcy Case is dismissed or is converted to a case under Chapter 7 of the Bankruptcy Code;

                        (r) in a Holdings Bankruptcy Case, (i) the United States Bankruptcy Court shall enter an order granting relief from the automatic stay imposed by Section 362 of the Bankruptcy Code to any entity other than the Administrative Agent or the Lenders with respect to any Collateral without the Required Lenders' consent or (ii) a trustee or examiner (other than an examiner who will investigate and report with respect to the Spin-Off) with expanded powers shall be appointed or elected;

                        (s) the Plan of Reorganization shall not have been confirmed and become effective by July 15, 2002; provided, that such date shall automatically be extended from July 15, 2002 until October 15, 2002; provided, that (i) the Borrower has made, on or prior to July 15, 2002, a prepayment in an amount not less than $50,000,000, which prepayment shall be applied against the outstanding Term Loans and outstanding Incremental Term Loans in direct chronological order of maturity;
                        (ii) Holdings has filed and is diligently prosecuting the Plan of Reorganization; (iii) a hearing has been scheduled to consider approval of the Disclosure Statement in respect of the Plan of Reorganization; and
                        (iv) EBITDA for April 2002, May 2002 and June 2002 shall not, in the aggregate, be more than $50,000,000 less than the EBITDA set forth in the Budget for the same three (3) month period (i.e., less than negative $81,000,000).

                        (t) the Cash Collateral Order (1) shall not have been entered by the United States Bankruptcy Court on or by May 20, 2002; or (2) following entry thereof, the Cash Collateral Order shall be terminated, modified or amended in any respect without the Administrative Agent's and the Required Lenders' consent;

                        (u) any order or judgement is entered under Sections 105 or 362 of the Bankruptcy Code or any other applicable law in a Holdings Bankruptcy Case or any other court of competent jurisdiction which alters, suspends, stays, enjoins, limits or affects in any respect the rights and remedies of the Administrative Agent or the Lenders with respect to the Borrower, any Restricted Subsidiary (other than CGA) or the Collateral, including any stay in the enforcement or exercise of rights or remedies;

                        (v) the Lock Up Agreement shall terminate or otherwise cease to be in full force and effect, other than solely by reason of any action taken by the Lenders in violation of the terms and provisions of the Lock Up Agreement;

                        (w) Holdings or the Borrower shall fail to comply with their respective obligations under the Lock Up Agreement;

                        (x) any Termination Event (as defined in the Lock Up Agreement) shall have occurred; or

                        (y) the Borrower and the Administrative Agent, (on behalf of the Required Lenders) shall fail to reach an agreement on or before July 15, 2002, regarding the Critical Executive Retention Program and the CERP Trust, as contemplated by Section 6.23 hereof; provided, however, that no Event of Default shall occur if, on or before July 15, 2002, the CERP Trust shall be terminated and the Borrower shall have received, indefeasibly in cash, all amounts deposited or transferred into the CERP Trust and all amounts earned thereon and all such amounts shall have been deposited by the Borrower into a Controlled Deposit Account;"

                  (CCC) Schedules 6.05(k), 6.13 and 6.21 attached hereto are hereby added as schedules to the Credit Agreement in the correct numerical sequence.

                  SECTION 2. Representations and Warranties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that:

                  (A) the execution, delivery and performance by the Loan Parties of this Amendment and in the case of the Borrower and Holdings, the performance by each of them of the Credit Agreement as modified by this Amendment (i) have been duly authorized by all requisite corporate, partnership or limited liability company action (as applicable) on the part of each such Loan Party; and (ii) will not violate (a) any provision of any statute, rule or regulation, or the Certificate of Incorporation or By-laws (or similar governing documents) of any of the Loan Parties, (b) any applicable order of any court or any rule, regulation or order of any other agency of government or (c) any indenture, agreement or other instrument to which any of the Loan Parties is a party or by which any of the Loan Parties or any of their respective properties is bound, or be in conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under, any such indenture, agreement, or other instrument;

                  (B) upon the occurrence of the Amendment No. 7 Effective Date (as defined in Section 4 below), this Amendment will constitute the legal, valid and binding obligation of the Loan Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and

                  (C) after giving effect to this Amendment, all representations and warranties set forth in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, unless such representation is as of a specific date, in which case, as of such date.

                  SECTION 3. Consent, Agreement and Waiver by the Lenders.

                  (A) The Lenders hereby consent to (i) the Borrower repaying intercompany Indebtedness to Holdings in the aggregate amount of $25,000,000 pursuant to that certain Promissory Note dated November 1, 1999 from the Borrower and payable to Holdings and (ii) the use by Holdings of cash collateral to pay costs and expenses of a Holdings Bankruptcy Case; provided that such use is made pursuant to the Cash Collateral Order (as such term is defined in Section 1(I) of this Amendment) and the budget attached thereto.

                  (B) The Lenders hereby agree that the $200 million prepayment described in Section 4(C) below shall be applied to reduce the scheduled repayments of Term Borrowings and Incremental Term Borrowings in direct chronological order of maturity.

                  (C) The Borrower and Holdings hereby acknowledge and confirm that certain Defaults and Events of Default have occurred prior to the Amendment No. 7 Effective Date (collectively, the "Existing Defaults") and continue to exist.

                  (D) The Administrative Agent, the other Agents, the Issuing Bank and the Lenders hereby waive all Existing Defaults and any Event of Default under Section 7.01(h), 7.01(i) and/or 7.01(j) caused by the filing of the Holdings Bankruptcy Case (collectively, "Specified Defaults"); provided, however, that (i) such waiver shall extend only to the Specified Defaults and not to any other Defaults or Events of Default occurring on or after the Amendment No. 7 Effective Date and (ii) such waiver is conditioned upon there not having occurred a Waiver Termination Event (as defined below). Upon the occurrence of a Waiver Termination Event, the waiver granted herein shall terminate and the Administrative Agent, the other Agents, the Issuing Bank and the Lenders shall be entitled to exercise any and all rights or remedies with respect to the Specified Defaults and any other Event of Default that shall have occurred and then be continuing, whether pursuant to the Loan Documents or otherwise. "Waiver Termination Event" shall mean the occurrence and continuance of an Event of Default other than the Specified Defaults.

                  SECTION 4. Effective Date. This Amendment shall not become effective until the date on which all of the following conditions precedent shall have been satisfied, or waived in writing (such date being referred to herein as the "Amendment No. 7 Effective Date"):

                  (A) The Administrative Agent shall have received fully executed counterparts of this Amendment executed by (i) the Loan Parties, (ii) the Administrative Agent and (iii) those Lenders required by the provisions of
Section 10.02 of the Credit Agreement.

                  (B) All Qualifying Borrower Indebtedness (other than $75,000,000 of existing Qualifying Borrowing Indebtedness) held by Holdings shall be converted by the Borrower and Holdings into ordinary membership interests in the Borrower which (i) are not mandatorily redeemable or redeemable at the option of Holdings, (ii) are not convertible or exchangeable, (iii) are not required to be repurchased, (iv) do not require the payment of any cash by the Borrower either upon issuance or otherwise, and (v) which shall be pledged on a first priority basis to the Administrative Agent pursuant to the Security Agreement (to the extent not already so pledged).

                  (C) The Borrower shall have made a prepayment of existing outstanding Loans in an aggregate amount of not less than $200,000,000, and shall have instructed that such prepayment be applied to outstanding Term Loans and outstanding Incremental Term Loans on a pro rata basis in accordance with
Section 3(B) above.

                  (D) The Administrative Agent shall have received a fee from the Borrower in the amount of $7,904,000 (which fee shall be promptly distributed by the Administrative Agent to the Lenders who have executed this Amendment and the Lock-up Agreement described in Section 4(F) below) by 5:00 p.m. (New York City time) on Monday, April 22, 2002, on a pro rata basis in accordance with each such Lender's aggregate amount of outstanding Revolving Exposures, Term Loans and Incremental Term Loans).

                  (E) The Administrative Agent shall have received an executed copy of that certain fee letter dated as of April 19, 2002 between the Borrower on the one hand, and the Agents on the other hand, and shall have received payment of the fee set forth therein (which fee shall be distributed by the Administrative Agent to each of the Agents in accordance with such fee letter).

                  (F) The Administrative Agent shall have received a copy of a Lock Up Agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, executed by those parties necessary to make such agreement effective; and all conditions precedent to the effectiveness of the Lock Up Agreement shall have been satisfied or waived by the appropriate persons.

                  (G) The Borrower shall have provided cash collateral for the total LC Exposure as of the Amendment No. 7 Effective Date, in the manner provided in Section 2.05(j) of the Credit Agreement.

                  (H) The Loan Parties shall have obtained all consents and waivers from any Persons necessary for the execution, delivery and performance of this Amendment and any other transaction contemplated hereby or thereby.

                  (I) The Agents, Credit Lyonnais New York Branch and their respective counsels shall have received such approvals, information, materials and documentation as any of the Agents, Credit Lyonnais New York Branch or their respective counsel may reasonably request, which approvals, information, materials and documentation shall be satisfactory in form and substance to the Agents, Credit Lyonnais New York Branch and their respective counsel.

                  (J) All fees and other charges presently due and payable to the Administrative Agent or any Lender pursuant to any Loan Document shall have been paid by the Borrower.

                  (K) All out-of-pocket expenses incurred by the Agents and Credit Lyonnais New York Branch and invoiced by April 19, 2002 in connection with the Credit Agreement, this Amendment, any other Loan Document or the transactions contemplated by any of the foregoing (including, without limitation, the reasonable fees and disbursements of Clifford Chance Rogers & Wells LLP, Davis Polk & Wardwell, Shearman & Sterling, Simpson Thacher & Bartlett, Haynes & Boone LLP and PWC), shall have been paid by the Borrower.

                  (L) All legal matters incident to this Amendment and the effects hereof or any of the Loan Documents shall be reasonably satisfactory to the Agents and their counsel.

                  SECTION 5. CONFIRMATION AND ACKNOWLEDGEMENT OF THE OBLIGATIONS; RELEASE. THE BORROWER HEREBY (A) CONFIRMS AND ACKNOWLEDGES TO THE ADMINISTRATIVE AGENT AND THE LENDERS THAT IT IS VALIDLY AND JUSTLY INDEBTED TO THE ADMINISTRATIVE AGENT AND THE LENDERS FOR THE PAYMENT OF ALL OBLIGATIONS WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OR NATURE WHATSOEVER AND (B) REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS AND THE LIENS IN THE

COLLATERAL WHICH WERE GRANTED PURSUANT TO ANY OF THE LOAN DOCUMENTS OR OTHERWISE. EACH OF THE LOAN PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES AND DISCHARGES EACH AGENT AND EACH LENDER AND ALL OF THE AFFILIATES OF EACH AGENT AND EACH LENDER, AND ALL OF THE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF EACH AGENT, EACH LENDER AND SUCH AFFILIATES, FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION (KNOWN AND UNKNOWN) ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS AND ANY DOCUMENTS, AGREEMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE LOAN DOCUMENTS, IN EACH CASE TO THE EXTENT ARISING (X) ON OR PRIOR TO THE DATE HEREOF OR (Y) OUT OF, OR RELATING TO, ACTIONS, DEALINGS OR MATTERS OCCURRING ON OR PRIOR TO THE DATE HEREOF.

                  SECTION 6. ACKNOWLEDGEMENT AND CONSENT BY HOLDINGS AND THE SUBSIDIARY LOAN PARTIES.

                  (A) HOLDINGS AND EACH SUBSIDIARY LOAN PARTY HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AMENDMENT AND CONSENTS TO THE TERMS HEREOF AND FURTHER CONFIRMS AND AGREES THAT, NOTWITHSTANDING THE EFFECTIVENESS OF THIS AMENDMENT, (I) ITS OBLIGATIONS PURSUANT TO THE CREDIT AGREEMENT OR ITS SUBSIDIARY GUARANTEE (AS APPLICABLE) SHALL NOT BE IMPAIRED OR AFFECTED AND (II) ITS GUARANTEE PURSUANT TO THE CREDIT AGREEMENT OR SUBSIDIARY GUARANTEE (AS APPLICABLE) IS, AND SHALL CONTINUE TO BE, IN FULL FORCE AND EFFECT AND IS HEREBY CONFIRMED AND RATIFIED IN ALL RESPECTS.

                  (B) HOLDINGS AND EACH SUBSIDIARY LOAN PARTY HEREBY CONFIRMS AND ACKNOWLEDGES THAT IT IS VALIDLY AND JUSTLY INDEBTED TO THE ADMINISTRATIVE AGENT AND THE LENDERS FOR THE PAYMENT OF ALL OF THE OBLIGATIONS WHICH IT HAS GUARANTEED, WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OF NATURE WHATSOEVER.

                  (C) HOLDINGS AND EACH SUBSIDIARY LOAN PARTY HEREBY REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS TO WHICH IT IS A PARTY AND THE LIENS IN THE COLLATERAL WHICH WERE GRANTED BY IT PURSUANT TO ANY OF THE LOAN DOCUMENTS OR OTHERWISE.

                  SECTION 7. Costs and Expenses. The Borrower acknowledges and agrees that its obligations set forth in Section 10.03 of the Credit Agreement include the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby or thereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Clifford Chance Rogers & Wells LLP, counsel to the Administrative Agent, Shearman & Sterling, counsel to the Co-Documentation Agents, Simpson Thacher & Bartlett, counsel to the Syndication Agent, and Haynes & Boone LLP, counsel to Credit Lyonnais New York Branch, and PWC.

                  SECTION 8. Limited Waiver or Modification; Ratification of Credit Agreement.

                  (A) Except to the extent hereby expressly waived or modified, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and confirmed.

                  (B) This Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Agents or the Lenders except to the extent expressly and for the purposes set forth in
Section 3(C) of this Amendment or (ii) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to in a Loan Document. The Administrative Agent, the other Agents and the Lenders hereby expressly reserve all of the Administrative Agent's, the other Agents' and the Lenders' (as applicable) respective rights and remedies under the Credit Agreement and each of the other Loan Documents, as well as under applicable law. No failure to exercise, delay in exercising or any singular or partial exercise, by the Administrative Agent, the Agents or any of the Lenders, of any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof or in the case of a singular or partial exercise of a right, power or remedy, preclude any other or further exercise thereof of any other right, power or remedy, nor shall any of the Loan Documents be construed as a standstill or a forbearance by any of the Agents or the Lenders of their rights and remedies thereunder. All remedies of the Administrative Agent, the Agents or the Lenders are cumulative and are not exclusive of any other remedies under any other Loan Document or provided by applicable law. Except to the extent hereby waived or modified and subject to the terms and provisions of the Side Letter, the Credit Agreement and each of the Loan Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended or modified and as modified by this Amendment are hereby ratified and confirmed; provided that to the extent there is any inconsistency between the provisions of the Credit Agreement as amended by this Amendment and the Side Letter (except paragraphs 13 and 14 thereof), the provisions of the Credit Agreement shall control. As used in the Credit Agreement, the terms "Credit Agreement," "this Agreement," "herein," "hereafter," "hereto," "hereof," and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment. Reference to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement or in the other Loan Documents shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment. This Amendment shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Amendment as a whole.

                  SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 10. Loan Document. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

                  SECTION 11. Severability. Any provision of this Amendment which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

                  SECTION 13. Successors and Assigns. The provisions of this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  SECTION 14. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

                                    BORROWER:

                                    WILLIAMS COMMUNICATIONS, LLC


                                    By: /s/ Scott E. Schubert
                                    Name:  Scott E. Schubert
                                    Title:  Chief Financial Officer


                                    HOLDINGS:

                                    WILLIAMS COMMUNICATIONS GROUP, INC.


                                    By: /s/ Scott E. Schubert
                                    Name:  Scott E. Schubert
                                    Title:  Chief Financial Officer





                                    AGENTS AND LENDERS:

                                    SIGNATURE BLOCK OMITTED:

                                             [EXECUTED BY EACH OF APPROXIMATELY
                                             81% OF BANKS]

ACCEPTED AND AGREED TO:


SUBSIDIARY LOAN PARTIES:
CG AUSTRIA, INC. (formerly known as WILLIAMS GLOBAL COMMUNICATIONS
     HOLDINGS, INC.)
CRITICAL CONNECTIONS, INC.
WCS COMMUNICATIONS SYSTEMS, INC.
WCS, INC.
WILLIAMS COMMUNICATIONS OF VIRGINIA, INC.
WILLIAMS COMMUNICATIONS PROCUREMENT, L.L.C.
WILLIAMS COMMUNICATIONS PROCUREMENT, LP
 WILLIAMS LEARNING NETWORK, INC.
WILLIAMS LOCAL NETWORK, LLC
WILLIAMS TECHNOLOGY CENTER, LLC
WILLIAMS COMMUNICATIONS MANAGED
     SERVICES, LLC
WILLIAMS COMMUNICATIONS MANAGED SERVICES
     OF CALIFORNIA, INC.

By: /s/ Scott E. Schubert
   ----------------------
Name:  Scott E. Schubert
Title: Chief Financial Officer

                                                                SCHEDULE 6.05(k)


                                 NON-CORE ASSETS

                                                                   SCHEDULE 6.13


                               MATERIAL AGREEMENTS

                                                                   SCHEDULE 6.21


                   EXISTING INVESTMENT AND INDEBTEDNESS OF THE
                            UNRESTRICTED SUBSIDIARIES